Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT AND JOINDER AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT AND JOINDER AGREEMENT, dated as of November 16, 2015 (this “Agreement”), is entered into by and among the lenders party hereto (each, a “New Term Loan Lender”), Blue Coat Holdings, Inc., a Delaware corporation (the “Borrower”), and Jefferies Finance LLC, as the Administrative Agent (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of May 22, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time prior to the date hereof, the “Credit Agreement”), among Batman Intermediate Holdings B, Inc., a Delaware corporation, the Borrower, the lending institutions from time to time party thereto, and Jefferies Finance LLC, as the Administrative Agent, the Collateral Agent, a Letter of Credit Issuer, the Swingline Lender and a Lender (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, the Borrower intends to acquire (the “Acquisition”) Elastica, Inc., a Delaware corporation (the “Target”), through its indirect wholly-owned subsidiary, Willow Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to an Agreement and Plan of Merger, dated as of November 4, 2015, by and among the Borrower, Merger Sub, the Target and the Representative identified therein (together with the schedules and exhibits thereto, and as may be amended, modified, supplemented or waived from time to time in accordance with Section 6(c) of this Agreement, the “Acquisition Agreement”);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders;

WHEREAS, in connection with the Acquisition, the Borrower has requested New Term Loan Commitments in an aggregate principal amount of $225,000,000 (the “New Term Loan Commitments”), which will be available on the Effective Date (as defined below) and which New Term Loan Commitments shall constitute New Term Loan Commitments under the Credit Agreement, and the loans thereunder (the “New Term Loans”);

WHEREAS, in connection with the New Term Loan Commitments, the Borrower has requested, and the Administrative Agent has agreed to, an amendment of the Credit Agreement to extend the applicable period for the prepayment premium set forth in Section 5.1(b) of the Credit Agreement from six-months after the Closing Date to six-months after the Effective Date; and

WHEREAS, the New Term Loan Lender party hereto hereby commits to provide its New Term Loan Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. Term Loan Increase.

(a)	Pursuant to Section 2.14(a) and (d) of the Credit Agreement, upon the funding of the New Term Loans on the Effective Date, the New Term Loans shall be deemed a Term Loan Increase and automatically and without further action by any Person shall constitute additional Initial Term Loans (and shall have the same terms as the Initial Term Loans (including the same Applicable Margin)) for all purposes of the Credit Agreement and the other Credit Documents (other than to the extent a reference to the Initial Term Loans in the Credit Agreement or such other Credit Documents is qualified by reference to the Closing Date (including, for the avoidance of doubt, all references to the Initial Term Loans in Section 6 of the Credit Agreement)).

(b)	Pursuant to Section 2.14(d) of the Credit Agreement, (i) the scheduled amortization payments in respect of Initial Term Loans under Section 2.5(b) of the Credit Agreement shall be automatically ratably increased as a result of the incurrence of the New Term Loans (and, for the avoidance of doubt, the reference in Section 2.5(b) to “the aggregate principal amount of all Initial Term Loans outstanding on the Closing Date” shall be deemed to include the aggregate principal amount of New Term Loans outstanding on the Effective Date) and (ii) the Administrative Agent shall take any and all action as may be reasonably necessary to ensure that the New Term Loans are included in each repayment of Initial Term Loans on a pro rata basis (with the New Term Loans being fungible with the Initial Term Loans). Any remaining outstanding amount of New Term Loans shall be repaid in full on the Initial Term Loan Maturity Date.

(c)	Scheduled installments of the principal of the New Term Loans set forth above shall be reduced by the amount of the relevant scheduled principal payment that has been prepaid or deemed prepaid in accordance with Section 2.5(b) of the Credit Agreement.

(d)	In the event that, prior to the six-month anniversary of the Effective Date, the Borrower (i) makes any prepayment of New Term Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such New Term Loans or (ii) effects any amendment of the Credit Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the New Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of New Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), a premium equal to 1.00% of the aggregate amount of the New Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.

(e)	The New Term Loan Commitments provided for hereunder shall terminate on the Effective Date immediately upon the borrowing of the New Term Loans.

SECTION 2. Amendments to Credit Agreement. The Borrower and the Administrative Agent agree that, on the Effective Date, the Credit Agreement shall be amended as follows:

(a)	Section 1.1 of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical order:

“Amendment No. 1 to Credit Agreement” means Amendment No. 1 to Credit Agreement and Joinder Agreement, dated as of November 16, 2015, by and among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means November 16, 2015, being the date on which Joinder and Amendment No. 1 to Credit Agreement became effective.

(b)	Section 5.1(b) of the Credit Agreement is amended by replacing the words “prior to the six-month anniversary of the Closing Date” in the first sentence thereof with “prior to the six-month anniversary of the Amendment No. 1 Effective Date”.

SECTION 3. New Term Loan Lender.

(a)	The New Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the most recent financial statements delivered pursuant to Section 9.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other New Term Loan Lender or any other Lender or Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

(b)	The New Term Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of the New Term Loans, as the case may be, that such New Term Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder and under any intercreditor agreement, as applicable, pursuant to Section 12.13 of the Credit Agreement.

SECTION 4. Borrower Certifications. By its execution of this Agreement, the undersigned officer of the Borrower, to the best of his or her knowledge, hereby certifies, solely in his or her capacity as an officer of the Borrower and not in his or her individual capacity, that no Event of Default under Section 11.1 or Section 11.5 of the Credit Agreement exists on the date hereof before or after giving Pro Forma Effect to the New Term Loan Commitments contemplated hereby and to the Acquisition occurring in connection therewith.

SECTION 5. Representations and Warranties. The Borrower makes the following representations and warranties to the Lenders and the Administrative Agent, all of which shall survive the execution and delivery of this Agreement and the making of the New Term Loans:

(a) Corporate Status. The Borrower (a) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified, authorized and in good standing would not reasonably be expected to result in a Material Adverse Effect.

(b)	Corporate Power and Authority. The Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. The Borrower has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity (provided that, with respect to the creation and perfection of security interests with respect to Indebtedness, Capital Stock and Stock Equivalents of Foreign Subsidiaries, only to the extent the creation and perfection of such obligation is governed by the Uniform Commercial Code).

(c)	No Violation. Neither the execution, delivery or performance by the Borrower of this Agreement nor compliance with the terms and provisions hereof will (a) contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, other than any such contravention that would not reasonably be expected to result in a Material Adverse Effect, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Permitted Liens) pursuant to, the terms of any material Contractual Requirement of the Borrower or any of the Restricted Subsidiaries, other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, bylaws, articles or other Organizational Documents of the Borrower or any of the Restricted Subsidiaries.

(d)	Government Approvals. The execution, delivery and performance of this Agreement by the Borrower does not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings, consents, approvals, registrations and recordings in respect of the Liens created pursuant to the Security Documents (and to release existing Liens), and (iii) such licenses, approvals, authorizations, registrations, filings, consents or other actions the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6. Conditions to Effectiveness. This Agreement shall become effective on the first date (the “Effective Date”) when the following conditions set forth below have been satisfied or waived (by the Administrative Agent, in its sole discretion):

(a)	Joinder Documents. The Administrative Agent (or its counsel) shall have received:

1.	this Agreement, executed and delivered by a duly Authorized Officer of the Borrower;

2.	supplements to the Guarantee, the Pledge Agreement and the Security Agreement (collectively, the “Supplement Security Agreements”), in each case, executed and delivered by a duly Authorized Officer of the Target (the “New Credit Party”); and

3.	a reaffirmation agreement in customary form, executed and delivered by the Credit Parties (other than the New Credit Party), pursuant to which each Credit Party shall have reaffirmed the applicable security interest and guarantees under the Guarantee, the Pledge Agreement and the Security Agreement, as applicable.

(b)	Collateral.

1.	The Collateral Agent shall have received the certificates, if any, representing securities of the New Credit Party (to the extent certificated, accompanied by undated stock powers endorsed in blank); and

2.	All Uniform Commercial Code financing statements in the jurisdiction of organization of New Credit Party to be filed, registered or recorded to perfect the Liens intended to be created by any Security Document to the extent required by, and with the priority required by, such Security Document shall have been delivered to the Collateral Agent for filing, registration or recording.

(c)	Acquisition. The Acquisition shall have been, or substantially concurrently with the initial borrowing of the New Term Loans shall be, consummated in all material respects in accordance with the Acquisition Agreement. No provision of the Acquisition Agreement shall have been waived, amended, consented to or otherwise modified in a manner material and adverse to the New Term Loan Lender (in its capacity as such) without the consent of the Lead Arranger (as defined in the Commitment Letter (as defined below)) (not to be unreasonably withheld, delayed, denied or conditioned and provided that the Lead Arranger shall be deemed to have consented to such waiver, amendment, consent or other modification unless they shall object thereto within three (3) Business Days after notice of such waiver, amendment, consent or other modification); provided that (i)(x) any reduction in the purchase price for the Acquisition set forth in the Acquisition Agreement shall not be deemed to be material and adverse to the interests of the New Term Loan Lender so long as any such reduction is applied (1) first, to reduce Cash Consideration (as defined in the Commitment Letter) to $0 and (2) thereafter, to reduce the New Term Loans and (y) any increase in the purchase price set forth in the Acquisition Agreement shall be deemed to be not material and adverse to the interests of the New Term Loan Lender so long as such purchase price increase is not funded with additional indebtedness (it being understood and agreed that no purchase price, working capital or similar adjustment provisions set forth in the Acquisition Agreement shall constitute a reduction or increase in the purchase price) and (ii) any change to the definition of Company Material Adverse Effect (as defined in the Acquisition Agreement as in effect November 4, 2015) shall be deemed materially adverse to the New Term Loan Lender and shall require the consent of the Lead Arranger (not to be unreasonably withheld, delayed, denied or conditioned).

(d)	Patriot Act, Know Your Customer Regulation. The Administrative Agent shall have received (at least two (2) Business Days prior to the Effective Date) all documentation and other information about the Borrower and each Guarantor, as applicable, as has been reasonably requested in writing at least 10 Business Days prior to the Effective Date by the Administrative Agent or the Lead Arranger that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(e)	Solvency Certificate. On the Effective Date, the Administrative Agent shall have received a certificate from the Chief Financial Officer of the Borrower (or other officer of the Borrower with similar responsibilities) to the effect that after giving effect to the consummation of the Acquisition, the Borrower, together with the Restricted Subsidiaries on a consolidated basis, is Solvent.

(f)

Effective Date Certificate. The Administrative Agent (or its counsel) shall have received (x) an executed legal opinion, in customary form, from Ropes & Gray LLP, as counsel to the Credit Parties and (y) a certificate of the Borrower and the New Credit Party, dated the Effective Date, substantially in the form of Exhibit L to the Credit Agreement, with appropriate insertions and attaching (i) a copy of the resolutions of the applicable governing body of the Borrower and the

New Credit Party (or a duly authorized committee thereof) authorizing (a) the execution, delivery, and performance of (1) in the case of the Borrower, this Agreement and (2) in the case of the New Credit Party, the Supplement Security Agreements (and, in each case, any agreements relating thereto) and (b) in the case of the Borrower, the extensions of credit contemplated hereunder to be made on the Effective Date, (ii) the applicable Organizational Documents of the Borrower and the New Credit Party and, to the extent applicable in the jurisdiction of organization of the Borrower and the New Credit Party, a certificate as to its good standing as of a recent date from an applicable Governmental Authority in such jurisdiction of organization and (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of the Borrower and the New Credit Party executing the Credit Documents to which it is a party.

(g)	Notice of Borrowing. The Administrative Agent (or its counsel) shall have received a Notice of Borrowing with respect to the New Term Loans to be made on the Effective Date (which notice may be conditioned on the consummation of the Acquisition), which shall be delivered to the Administrative Agent (i) in the case of New Term Loans that are ABR Loans, prior to 4:00 p.m. (New York City time) at least one Business Day prior to the Effective Date, and (ii) in the case of New Term Loans that are LIBOR Loans, prior to 1:00 p.m. (New York City time) at least one Business Day prior to the Effective Date (or, in each case, such shorter notice as is approved by the Administrative Agent in its reasonable discretion).

(h)	Fees and Expenses. All fees required to be paid on the Effective Date pursuant to the Incremental Fee Letter, dated as of November 4, 2015, between the Borrower and the Lead Arranger, and reasonable out-of-pocket expenses required to be paid on the Effective Date pursuant to the Commitment Letter, dated as of November 4, 2015, between the Borrower and the Lead Arranger (the “Commitment Letter”), in each case to the extent invoiced at least three (3) Business Days prior to the Effective Date, shall have been paid, or shall be paid substantially concurrently with, the borrowing of the New Term Loans.

(i)	No Company Material Adverse Effect. Since December 31, 2014, no Company Material Adverse Effect (as defined in the Acquisition Agreement) has occurred. Since the date of the Acquisition Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing at the Effective Date.

(j)	Specified Representations. The Specified Representations (as defined in the Commitment Letter) shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties shall be true and correct in all respects after giving effect to such materiality qualification) as of the Effective Date.

(k)	Specified Acquisition Agreement Representations. The Specified Acquisition Agreement Representations (as defined in the Commitment Letter) shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties shall be true and correct in all respects after giving effect to such materiality qualification) as of the Effective Date, but only to the extent that Merger Sub (or any of its affiliates) has the right (taking into account any applicable cure provisions) to terminate its obligations under the Acquisition Agreement or decline to consummate the Acquisition (in each case, in accordance with the terms of the Acquisition Agreement) as a result of a breach of such Specified Acquisition Agreement Representation.

(l)	Officer’s Certificate. The Administrative Agent (or its counsel) shall have received a certificate of the Borrower, dated as of the Effective Date, confirming (x) satisfaction of the conditions set forth in clauses (c), (i), (j) and (k) of this Section 6 and (y) that the incurrence of the New Term Loans on the Effective Date is in compliance with Section 2.14 of the Credit Agreement, including that no Event of Default under Section 11.1 or Section 11.5 of the Credit Agreement exists on the Effective Date before or after giving Pro Forma Effect to the New Term Loan Commitments contemplated by this Agreement and to the Acquisition occurring in connection therewith.

(m)	Officer’s Certificate. Solely in the case of the amendments to the Credit Agreement set forth in Section 2 to this Agreement, the Administrative Agent (or its counsel) shall have received a certificate of the Borrower, dated as of the Effective Date, confirming that, among other things, on the Effective Date and also after giving effect thereto (a) no Default or Event of Default has occurred and is continuing and (b)(i) all representations and warranties made by any Credit Party contained in the Credit Agreement or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date) and (ii) the representations and warranties set forth in Section 5 of this Agreement shall be true and correct in all material respects.

SECTION 7. Miscellaneous.

(a)	Credit Agreement Governs. Except as set forth in this Agreement, the New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

(b)	Notice. For purposes of the Credit Agreement, the initial notice address of the New Term Loan Lender shall be as set forth below its signature below.

(c)	Recordation of New Loans. Upon execution and delivery hereof, the Administrative Agent will record the New Term Loans made by the New Term Loan Lender in the Register.

(d)	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

(e)	Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

(f)	GOVERNING LAW; WAIVER OF JURY TRIAL.

1.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT (A) THE INTERPRETATION OF THE DEFINITION OF COMPANY MATERIAL ADVERSE EFFECT AND WHETHER A COMPANY MATERIAL ADVERSE EFFECT HAS OCCURRED, (B) THE ACCURACY OF ANY SPECIFIED ACQUISITION AGREEMENT REPRESENTATIONS AND WHETHER MERGER SUB (OR ANY OF ITS AFFILIATES) HAVE THE RIGHT (TAKING INTO ACCOUNT ANY

APPLICABLE CURE PROVISIONS) TO TERMINATE MERGER SUB’S (OR SUCH AFFILIATES’) OBLIGATIONS UNDER THE ACQUISITION AGREEMENT OR DECLINE TO CONSUMMATE THE ACQUISITION (IN EACH CASE, IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT) AS A RESULT OF A BREACH OF SUCH SPECIFIED ACQUISITION AGREEMENT REPRESENTATIONS AND (C) WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT SHALL, IN EACH CASE, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

2.	EACH PARTY HERETO BY ITS ACCEPTANCE OF THE TERMS HEREOF HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) THE RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE OF SERVICES HEREUNDER.

(g)	Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

1.	submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

2.	consents that any such action or proceeding shall be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;

3.	agrees that service of process in any such action or proceeding shall be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on the signature pages hereto, at its address set forth on Schedule 13.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2 of the Credit Agreement, as applicable.

4.	agrees that nothing herein shall affect the right of the Administrative Agent, any Lender or another Secured Party to effect service of process in any other manner permitted by law; and

5.	waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7(g) any special, exemplary, punitive or consequential damages.

(h)	Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i)	Section Headings. Section headings herein are for convenience of reference only and shall not affect the interpretation hereof.

(j)	Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(k)	Credit Document. On and after the Effective Date, this Agreement shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents (it being understood that for the avoidance of doubt this Agreement may be amended or waived solely by the parties hereto as set forth in clause (d) of this Section 7).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

JEFFERIES FINANCE LLC, as New Term Loan Lender

By:	/s/ Brian Buoye
Name:	Brian Buoye
Title:	Managing Director

BLUE COAT HOLDINGS, INC.

By:	/s/ Gregory Hampton
Name:	Gregory Hampton
Title:	Chief Financial Officer

JEFFERIES FINANCE LLC, as Administrative Agent

By:	/s/ Brian Buoye
Name:	Brian Buoye
Title:	Managing Director

SCHEDULE A

Name of New Term Loan Lender	Commitment Amount
Jefferies Finance LLC	$225,000,000

Total:	$225,000,000